                                                                     EXHIBIT 4.1


                               [FACE OF SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF, THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.


                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES
                                (NAME OF SERIES)


CUSIP No. ______________                                         $_____________
No. ___

         THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:                                                   ORIGINAL ISSUE DATE:


INTEREST RATE:                                                      MATURITY DATE:


ORIGINAL ISSUE DISCOUNT NOTE:                                       TOTAL AMOUNT OF OID:       ISSUE PRICE (expressed as a
[  ] Yes [  ] No                                                                               percentage of aggregate principal
                                                                                               amount):

INTEREST PAYMENT DATES (check one if applicable):
[  ] Monthly         [  ] Quarterly

[  ] Semi-annual     [  ] Annual


REDEMPTION DATE(S) (including any applicable                        REDEMPTION PRICE(S):
regular or special record dates):



REPAYMENT DATE(S)                                                   REPAYMENT PRICE(S):
(including any applicable regular or special
record dates):

SURVIVOR'S OPTION:         [  ] Yes [  ] No


         United Parcel Service, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the Principal Amount stated above on the Maturity Date shown above, and to pay interest thereon at the fixed rate per year stated above from and including the Original Issue Date shown above or the most recent date to which interest has been paid or duly provided for, as follows:

                  (i) the Interest Payment Dates for a Security that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business Day), commencing in the calendar month that next succeeds the month of the Original Issue Date;

                  (ii) in the case of a Security that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month (or the next Business Day), commencing in the third succeeding calendar month following the month of the Original Issue Date;

                  (iii) in the case of a Security that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month (or the next Business Day), commencing in the sixth succeeding calendar month following the month of the Original Issue Date; and

                  (iv) in the case of a Security that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business
                  Day), commencing in the twelfth succeeding calendar month following the month of the Original Issue Date.

         The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date fifteen days prior to such Interest Payment Date, whether or not such date shall be a Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any


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


time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of interest and the amounts payable or deliverable, as the case may be, upon Maturity with respect to this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, that payment of principal (and premium, if any) shall be made only on presentment and surrender hereof.

         Interest on this Security shall be calculated based on a 360-day year consisting of twelve 30-day months.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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


         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



Dated:


                                         UNITED PARCEL SERVICE, INC.


                                         By:
                                            ------------------------------


[Seal]


Attest:
        ---------------------------


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated herein referred to in the Indenture.

                                         CITIBANK, N.A.,
                                         As Trustee


                                         By:
                                            -----------------------------------
                                                     Authorized Signatory


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


                              [REVERSE OF SECURITY]

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES
                                (NAME OF SERIES)


         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 26, 1999, as supplemented by the First Supplemental Indenture thereto, dated as of March 27, 2000, and as further supplemented from time to time (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $500,000,000.

REDEMPTION AND REPURCHASE

         Unless one or more Redemption Dates is specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Maturity Date specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) is so specified, this Security is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such redemption with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the Holder of this Security, or one or more predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such redemption is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof (an "Authorized Denomination").

         Unless one or more Repayment Dates is specified on the face hereof, this Security shall not be repayable at the option of the Holder on any date prior to the Maturity Date specified on the face hereof, other than in connection with any applicable Survivor's Option (defined below). If one or more Repayment Dates (or ranges of Repayment Dates) is so specified, this Security is subject to repayment on any such date (or during any such range) at the option of the Holder at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such repayment with accrued and unpaid interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Security, or one or more predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. For this Security to be repaid at the option of the Holder, the Trustee must receive at the principal office of its Corporate Trust Department in The City of New York, at least 30 days but not more than 45 days prior to the Repayment Date on which this Security is to be repaid, this Security and a statement that the option to elect repayment is being exercised thereby. Exercise of the repayment option by the Holder shall be irrevocable. The repayment option with respect to this Security may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such repayment is an Authorized Denomination.

SURVIVOR'S OPTION

         If so specified on the face hereof, the holder of this Security shall have the option to elect repayment of this Security in the event of the death of the beneficial owner of this Security (the "Survivor's Option"). The provisions of this section ("Survivor's Option") shall apply only if the Survivor's Option is so specified on the face of this Security. If the Survivor's Option is so specified, the Company shall, at its option, repay or purchase this Security (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased owner of the beneficial interest in this Security under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to the sum of 100% of the principal amount of this Security (or, if this is a zero-coupon Security, the amortized face amount of this Security on the date of such repayment), and accrued and unpaid interest, if any, to the date of such repayment, subject to the following limitations. The Survivor's Option may not be exercised until twelve (12) months following the Original Issue Date. In addition, the Company may, in its sole discretion, limit the aggregate principal amount of Securities (or portions thereof) as to which exercises of the Survivor's Option shall be accepted in any calendar year (the "Annual Put Limitation") to the greater of one percent (1%) of the outstanding aggregate principal amount of Securities as of December 31 of the most recently completed year, or $1,000,000. The Company may limit to $200,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of Securities (or portions thereof) as to which exercise of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased owner or beneficial interests in Securities with the Survivor's Option (the "Individual Put Limitation"). The Company shall not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $1,000, and in the event that the limitations described in the preceding sentence would result in the partial repayment of this Security, the principal amount of this Security remaining outstanding after repayment must be at least $1,000 (the minimum Authorized Denomination). Except as provided in the immediately succeeding paragraph, exercise of the Survivor's Option shall be irrevocable.

         Each Security with the Survivor's Option (or portion thereof) that is tendered pursuant to a valid exercise of the Survivor's Option shall be accepted promptly in the order all such Securities are tendered, except for any Security (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation,


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


if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Securities (or portions thereof) that have been accepted pursuant to exercise of the Survivor's Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Securities (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein shall be accepted in the order all such Securities (or portions thereof) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year. This Security (or any portion hereof) accepted for payment pursuant to exercise of the Survivor's Option shall be repaid no later than the first January 15 or June 15 that occurs at least 20 calendar days after the date of such acceptance. If such date is not a Business Day, payment will be made on the next succeeding Business Day. This Security (or any portion hereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation shall be deemed to be tendered in the following calendar year in the order in which all Securities subject to the Survivor's Option (or portions thereof) were originally tendered, unless any such Security (or portion thereof) is withdrawn by the Representative for the deceased owner prior to its repayment. Other than as described in the immediately preceding sentence, Securities delivered upon exercise of the Survivor's Option may not be withdrawn. In the event that this Security (or any portion hereof) tendered for repayment pursuant to the valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the holder hereof at its last known address as indicated in the Register that states the reason this Security (or portion hereof) has not been accepted for payment.

         Subject to the foregoing, in order for a Survivor's Option to be validly exercised with respect to this Security (or portion hereof), the Trustee must receive from the Representative of the deceased owner (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of this Security (or portion to be repaid hereof) to the Trustee, (iii) appropriate evidence satisfactory to the Trustee that (A) the Representative has authority to act on behalf of the deceased beneficial owner, (B) the death of such beneficial owner has occurred and (C) the deceased was the owner of a beneficial interest in this Security at the time of death, (iv) if applicable, a properly executed assignment or endorsement, and (v) if the beneficial interest in this Security is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in this Security. Subject to the Company's right hereunder to limit the principal amount of Securities as to which exercises of the Survivor's Option shall be accepted in any one calendar year due to the Annual Put Limitation or the Individual Put Limitation, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

         The death of a person owning this Security in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of this Security, and the entire principal amount of this Security so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning this Security by tenancy in


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


common shall be deemed the death of a holder of this Security only with respect to the deceased holder's interest in this Security so held by tenancy in common; except that in the event this Security is held by a husband and wife as tenants in common, the death of either shall be deemed the death of the holder of this Security, and the entire principal amount of this Security shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of this Security shall be deemed the death of the holder thereof for the purpose of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in this Security during his or her lifetime.

         For so long as this Security is a Global Security, the Depositary or its nominee shall be the holder of this Security and shall be the only entity that can exercise the Survivor's Option for the beneficial holders of this Security. To exercise the Survivor's Option with respect to this Security, the Representative must provide to the broker or other entity through which the beneficial interest in this Security is held by the deceased owner (i) the documents described in clauses (i) and (iii) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

         In the event of redemption or repayment of this Security or the exercise of the Survivor's Option in part only, the principal amount of this Security shall be reduced.

GENERAL

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent of waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment or delivery of the Maturity Consideration hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Consideration and interest on this Security at the times, place and rate, and in the manner, herein prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein and in this Security, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the Maturity Consideration and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principle amount of Securities of this series and of like tenor in different authorized denominations, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


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


         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Securities (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay the discharge the entire indebtedness on all Securities of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

         This Security shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws of such state.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



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


                            ASSIGNMENT/TRANSFER FORM


         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

(insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Security on the books of [ ] with full power of substitution in the premises.

Dated:
       ---------------------

NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.



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